EXHIBIT 10.23
ANSYS, INC.
2022 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated effective February 1, 2023)
The purpose of the ANSYS, Inc. 2022 Employee Stock Purchase Plan, as amended and restated from time to time (“the Plan”), is to provide eligible employees of ANSYS, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 12) with opportunities to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). Seven Hundred, Fifty Thousand (750,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent. The Plan provides for both Section 423 and non-Section 423 components.
1.Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by the Compensation Committee of the Board or other committee appointed by the Board for such purpose. The Board or committee that administers the Plan is referred to herein as the “Administrator.” The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board, any such committee or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination with respect to the Plan or any option granted hereunder.
2.Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). In addition, the Company may make separate Offerings which vary in terms (provided that, subject to Section 14, such terms are not inconsistent with the provisions of the Plan or the requirements for an “employee stock purchase plan” within the meaning of Section 423(b) of the Code), and the Administrator will designate which Designated Subsidiary is participating in each separate Offering. The initial Offering began on August 1, 2022 and will end on January 31, 2023. Unless otherwise determined by the Administrator, each subsequent offering will begin the first business day occurring on or before each February 1 and August 1 and will end on the last business day occurring on or before the following July 31 and January 31, respectively. The Administrator may, in its discretion, choose an Offering period of six months or less for each of the Offerings and choose a different Offering period for each Offering. An Offering period in no event may exceed six months.
3.Eligibility. All individuals who are employees of the Company and each Designated Subsidiary (including employees who are also directors of the Company or a Designated Subsidiary) for purposes of Section 423 are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) (a) they have been employed by the Company or a Designated Subsidiary for a period of more than three (3) months and (b) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours per week, or any lesser number of hours per week established by the Administrator in its discretion (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2).
4.Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The form will (a) state a whole percentage to be deducted from such employee’s Compensation (as defined in Section 12) per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.
6.Deduction Changes. Unless the Administrator provides otherwise, an employee may increase or decrease his or her payroll deduction during any Offering. An employee may also terminate his or her payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To increase, reduce or terminate his or her payroll deduction (without withdrawing from the Offering), an employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established by the Administrator) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).
7.Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund such employee’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the Option Price, or (b) 3,840 shares of Common Stock, whichever is less. Subject to the limitations herein, each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under such Option (the “Option Price”) will be, with respect to the Offering commencing on August 1, 2022, 90% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less, and, with respect to each subsequent offering, 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.
Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 12). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9.Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.
10.Issuance of Certificates. Certificates or book entries representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship to the extent permitted under Section 423 of the Code, or in the name of a broker authorized by the employee to be his or her nominee for such purpose.
11.Holding Period. Unless the Administrator provides otherwise, an employee may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of any shares of Common Stock acquired on the Exercise Date at the end of an Offering until the one-year anniversary of such Exercise Date.
12.Definitions.
The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.
The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
The term “Fair Market Value of the Common Stock” means, as of a particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the Common Stock is not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next trading date after which a sale has occurred. If there is no regular public trading market for the Common Stock, then Fair Market Value of the Common Stock shall be the fair market value as determined in good faith by the Administrator.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
13.Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to such employee and the balance in such employee’s account will be paid to such employee or, in the case of death, to such employee’s designated beneficiary as if such employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose if the employee is on military leave, sick leave, or other bona fide leave of absence if the period of leave does not exceed three (3) months, or if longer, so long as the employee’s right to reemployment is provided either by statute or otherwise.
14.Special Rules. The Administrator shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Administrator deems necessary or desirable to comply with the laws or regulations, tax policies, accounting principles or customs of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than the aggregate limit on shares set forth in the preamble to this Plan and Section 18. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern any such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Administrator shall have the power, in its discretion, to grant Options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Options granted under the same plan or offering to employees resident in the United States (as determined in accordance with Section 423 of the Code).
15.Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.
16.Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
17.Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
18.Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock, or any other similar change affecting the Common Stock, the number of shares approved for the Plan, the share limitation set forth in Section 8 and any other relevant limit under the Plan shall be proportionately adjusted to give proper effect to such event.
19.Amendment of the Plan. Except as provided herein, the Administrator may at any time, and from time to time, amend the Plan in any respect; provided, however, that no amendment shall be made that (a) increases the number of shares approved for issuance under the Plan or (b) makes any other change that would require stockholder approval in order for the Plan, as amended, to meet the requirements of an “employee stock purchase plan” under Section

423(b) of the Code unless, within twelve (12) months of the Administrator’s action, such amendment is approved by a majority of the votes cast by the Company’s stockholders on such amendment.
20.Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.
21.Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.
22.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.
23.Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.
24.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
25.Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.
26.Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
27.Effective Date and Approval. The Plan was initially approved by the Board on March 14, 2022 and became effective upon approval by the Company’s stockholders on May 12, 2022. The Plan was amended and restated and approved by the Board on October 27, 2022, effective February 1, 2023.